EXHIBIT 10.41

         AGREEMENT dated as of March 17, 1997 between Harry G. McCoy ("McCoy") and EDITEK, Inc.

     WHEREAS, EDITEK, is the owner of all the outstanding shares of MedTox Laboratories, Inc., including the name of "MedTox"; and

         WHEREAS, upon EDITEK's acquisition of MedTox Laboratories, Inc.'s assets, McCoy reserved rights to the name "MedTox" in certain events; and

         WHEREAS, McCoy is the Chairman and President of EDITEK and wishes to assign all of his rights in the name of "MedTox" to EDITEK.

         NOW THEREFORE, in consideration of the premises, the parties hereby agree that McCoy hereby unconditionally assigns to EDITEK whatever rights he has to the name "MedTox." In furtherance of such assignment the Agreement dated as of January 30, 1995, pursuant to which EDITEK assigned to McCoy certain rights to the name "MedTox", is hereby terminated.

         IN WITNESS WHEREOF, the parties executed and delivered this Agreement.


                                           EDITEK, INC.


______________________________              By: ______________________________
Harry G. McCoy                                  Chief Executive Officer